UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 18, 2022, Edoc Acquisition Corp. filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This amendment to Form 8-K supplements the Original Form 8-K to include disclosure that Mr. Yan Michael Li was appointed as a member of the Board’s compensation committee in connection with his appointment as a director of the Company. Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 13, 2022, Edoc Acquisition Corp. (the “Company”) received a determination letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not regained compliance with the Market Value of Listed Securities (“MVLS”) Standard, since the Company’s common stock, par value $0.0001 per share (the “Common Stock”), was below the $35 million minimum MVLS requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MLVS Rule”) and had not been at least $35 million for a minimum of 10 consecutive business days at any time during the 180-day grace period granted to the Company. As previously disclosed, the Company was initially notified by the Staff on April 14, 2022 that the minimum MVLS for the Company’s Common Stock was below the $35 million minimum MVLS requirement for the previous 30 consecutive business days, and in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until October 11, 2022, to regain compliance with the MVLS Rule.

Pursuant to the Letter, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on October 20, 2022, the Company’s Common Stock will be delisted from The Nasdaq Capital Market, trading of the Company’s Common Stock will be suspended at the opening of business on October 24, 2022, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company intends to request a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Letter received on October 13, 2022. A hearing request will stay the suspension of trading of the Company’s Common Stock, and the Company’s Common Stock will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Capital Market.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2022 the board of directors (the “Board”) of the Company appointed Yan Michael Li and Jintao Zheng as independent directors of the Company. In addition, Messrs. Li and Zheng will serve as members of the Board’s audit committee (the “Audit Committee”), with Mr. Zheng serving as the Chairman of the Audit Committee. Mr. Li will also serve as a member of the Board’s compensation committee. The Board determined that each of Messrs. Li and Zheng is an “independent director” as defined in the Nasdaq listing standards and applicable rules of the Securities and Exchange Commission.

Yan Michael Li, MD, PhD, 50, is a neurosurgeon and director of Minimally Invasive Brain and Spine Institute (MIBSI), where he has been since July 2020. Since July 2014, Mr. Li has served as Clinical Assistant Professor at UT MD Anderson Cancer Center and has served as Clinical Assistant Professor at SUNY Upstate Medical University since March 2021. Dr. Li specializes in treating complex spine disorders and brain and spine tumors. Since August 2021, he has served as Chief Executive Officer and board director of ExoNanoRNA, LLC, a platform biotechnology company developing a new class of RNA nanotechnology-based therapeutics for cancer, and vaccine. Since December 2016, he has served as the Founder and President of AIH LLC, a smart wearable devices-based Spine and Neuro AI Healthcare and Management Company. Mr. Li received his medical degree from Peking Union Medical College and underwent resident and fellowship training at the State University of New York Upstate Medical University and the Dana-Farber Cancer Institute and Boston Children Hospital at Harvard Medical School. Dr. Li completed neurosurgical oncology fellowship training at The University of Texas MD Anderson Cancer Center in Houston focusing on complex spine tumor surgery. The Company believes that Mr. Li is well qualified to serve on the Board due to his extensive operating, investing and board experience in the health care and health care provider space.

Jintao Zheng, 46, is the Founder and President of Delta International Inc., where he has been since July 2002. Mr. Zheng serves as the President, where he is responsible for business development. Since 2016, Mr. Zheng has served as the Founder and President of Brilliant Investment LLC, an investment firm. Since 2004, he has served as the Founder and President of Trinity Distribution Inc., where he was responsible for overseeing budgets, staff, and executives and evaluating the success of the company. From January 2003 to January 2010, Mr. Zheng served as the Chief Executive Officer of Shandong Santao Foods Co., Ltd. Mr. Zheng has over 20 years of experience as a business executive in the International Business Logistic and Supply Chain Management industry. Mr. Zheng graduated from University of Houston with a B.S. in Business Administration and a M.S. in Accountancy. The Company believes that Mr. Zheng is well qualified to serve on the Board due to his financial and accounting expertise as well as his experience in operating and investing in businesses.

There are no family relationships between Messrs. Li and Zheng and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Messrs. Li and Zheng that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment, effective October 18, 2022, the Company and Messrs. Li and Zheng entered into a certain letter agreement and indemnification agreement, which are substantially similar to the letter agreement and indemnification agreements, respectively, entered into by the other directors in connection with the Company’s initial public offering.

As previously disclosed on a Current Report on Form 8-K on October 6, 2022, Bob Ai, a director of the Company, was appointed as Chief Financial Officer of the Company, effective October 3, 2022. Below is a revised biography for Mr. Ai, which has been modified for certain updates to his FINRA certifications:

Mr. Ai has served as a director of the Company since November 2020. Mr. Ai has served as a managing partner of Goby Global LLC, which provides financial communications, cross-border licensing, and other strategic advisory services since January 2022. From September 2016 to December 2021, Mr. Ai served as managing director of Solebury Trout, a strategic communications firm. Prior to this, Mr. Ai served as a Managing Director and a Senior Biotech Analyst of WallachBeth Capital, a boutique broker-dealer. From February 2011 to June 2012, he served as Chief Financial Officer of Aoxing Pharmaceutical, an NYSE-listed Chinese specialty pharmaceutical company at the time. He also served as a Principal of Merlin Nexus, a crossover life science private equity firm, from March 2007 to January 2011, and served as a Senior Equity Analyst of Bennett Lawrence and Merlin Biomed Group, both asset management firms. He has published eight articles in peer-reviewed scientific journals and also won the prestigious Ray Wu scholarship for outstanding Chinese student to study abroad. Bob holds Series 7, 63, 79, 86, and 87 securities licenses, which are currently inactive. Mr. Ai received his Ph.D. and MBA degrees from Penn State University in 1992 and 2001, respectively, and did postdoctoral training at the University of Pennsylvania.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2022

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
Name: Kevin Chen
Title: Chief Executive Officer

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